EXHIBIT 99.1

Civista Bancshares, Inc. Announces Second-Quarter 2025 Financial Results of $0.71 per Common Share, up 58% or $0.26 per Common Share from Second-Quarter 2024

Sandusky, Ohio, July 24, 2025 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $11.0 million, or $0.71 per common share, for the quarter ended June 30, 2025.

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Net income of $11.0 million, a 56% increase or $3.9 million compared to $7.1 million for the second quarter 2024, and $10.2 million in the first quarter of 2025.
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Diluted earnings per common share of $0.71, for the second quarter of 2025, compared to $0.45 per diluted share, for the second quarter of 2024, and $0.66 per diluted share in the first quarter of 2025.
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Efficiency ratio of 64.5%, compared to 72.6% for the second quarter of 2024 and 64.9% for the first quarter of 2025.
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232 basis points cost of funds for the second-quarter of 2025, 30 basis points lower than the 261 basis points cost of funds in the second quarter of 2024.
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The second-quarter included non-recurring items which positively impacted net income by approx. $0.9 million on a pre-tax basis, and $0.76 million on an after-tax basis.

CEO Commentary:

“Our strong second-quarter performance highlights continued momentum in net income and earnings per share,” said Dennis G. Shaffer, CEO and President of Civista. “Earnings per share rose to $0.71, up from $0.66 in Q1 and $0.45 a year ago, reflecting the success of our strategic initiatives and our focus on disciplined growth, customer relationships, and long-term shareholder value.”

“The announcement of our partnership with The Farmers Savings Bank marks an exciting step in expanding our presence in Northeast Ohio and reinforcing our foundation with a strong base of core deposits,” said Shaffer. “This, along with our successful $80.5 million capital raise earlier this month, positions us well for future growth.”

“We continue to maintain strong credit quality, which reflects the soundness of our underwriting and the strength of our customer relationships,” said Shaffer. “As demand for housing and construction financing grows, we remain focused on providing tailored financial solutions that support the evolving needs of the communities we serve.”

Results of Operations:

For the three-month periods ended June 30, 2025, March 31, 2025 and June 30, 2024 and the six-month periods ended June 30, 2025 and June 30, 2024.

Second-Quarter 2025 Highlights

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Diluted earnings per common share of $0.71, for the second quarter of 2025, compared to $0.45 per diluted share, for the second quarter of 2024, and $0.66 per diluted share in the first quarter of 2025.
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Net income of $11.0 million, an increase of 56% or $3.9 million compared to $7.1 million for the second quarter 2024, and $10.2 million in the first quarter of 2025.
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Net interest margin (tax equivalent) of 3.64%, compared to 3.09% for the second quarter of 2024.
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Net interest income of $34.8 million, up $7.1 million or 25.5% compared to the second quarter of 2024.
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196 basis points cost of deposits for the second-quarter of 2025, down 4 basis points compared to the first-quarter of 2025, and 14 basis points lower than the 210 basis points in the second-quarter of 2024.
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232-basis points cost of funds for the second-quarter of 2025, 30 basis points lower than the 262-basis points cost of funds in the second-quarter of 2024.
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Noninterest expense of $27.5 million, $0.9 million or 3.2% lower than the second quarter of 2024.
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Efficiency ratio of 64.5%, compared to 72.6% for the second quarter of 2024 and 64.9% for the first quarter of 2025.
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Total period end loan growth of $47.1 million from first quarter 2025.
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Return on Assets of 1.06%, compared to 0.72% for the second quarter of 2024.
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Return on Equity of 11.02%, compared to 7.77% for the second quarter of 2024.
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Allowance for credit losses on loans / total loans of 1.28%.
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Based on the June 30, 2025, market close share price of $23.20, the $0.17 second quarter dividend is equivalent to an annualized yield of 2.93% and a dividend payout ratio of 23.96%.
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The second-quarter included non-recurring items which positively impacted net income by approx. $0.9 million on a pre-tax basis, and $0.76 million on an after-tax basis.

Assets

Total assets at June 30, 2025, were $4.2 billion, an increase of $39.2 million, or 0.9% from March 31, 2025, and $87.4 million, or 2.1%, from December 31, 2024.

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Loan and lease balances increased $47.1 million, or 1.5% since March 31, 2025, and $69.9 million, or 2.3% since December 31, 2024.
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Commercial Real Estate continued to grow due to consistent demand in the non-owner and owner occupied categories.
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Residential Real Estate has grown primarily due to more home construction loans as we meet the demand for housing and construction financing by our customers and communities.

Deposits & Borrowings

Total deposits at June 30, 2025, were $3.2 billion, a decrease of $42.7 million, or 1.32% from March 31, 2025, and a decrease of $15.7 million, or 0.5%, from December 31, 2024.

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Noninterest-bearing demand deposits decreased $47.5 million from December 31, 2024, primarily due to a $51.9 million decrease in noninterest-bearing accounts related to commercial business deposits, partially offset by a $9.9 million increase in noninterest-bearing public funds.
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Interest-bearing demand deposits increased $13.5 million from December 31, 2024, primarily due to a $27.9 million increase in interest-bearing public funds, somewhat offset by a $6.4 million decrease in Jumbo now deposits.
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Savings and money markets decreased $26.3 million from December 31, 2024, primarily due to decreases of $8.3 million and $36.6 million in retail money market savings and ICS demand and money markets, respectively. This was partially offset by an increase of $20.1 million in business money market savings.
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Time deposits increased $90.7 million from December 31, 2024, primarily due to a $69.8 million increase in Jumbo certificates of deposit and a $29.0 million increase in retail time certificates, partially offset by a $5.5 million decrease in reciprocal deposits.
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Brokered deposits totaled $454.1 million at June 30, 2025, which included brokered certificate of deposits of $450.0 million and brokered money markets of $4.1 million. Brokered deposits decreased $46.1 million from December 31, 2024.
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FHLB overnight advances totaled $433.5 million on June 30, 2025, up $73.5 million from March 31, 2025, and $94.5 million from December 31, 2024.
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FHLB term advances totaled $1.1 million on June 30, 2025, down from $1.4 million March 31, 2025, and down from $1.5 million on December 31, 2024.

Net Interest Income and Net Interest Margin

Net interest income increased $7.1 million, or 25.5%, for the second quarter of 2025, compared to the same period last year. In the second quarter of 2025, net interest income was increased by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $5.7 million for the second quarter of 2025, compared to the same period last year, attributed to average interest-earning assets increasing $224.8 million coupled with a 26-basis point increase in asset yield.
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Interest expense decreased $1.4 million for the second quarter of 2025, compared to the same period last year. This was due to a 107-basis point reduction in higher costing FHLB borrowings coupled with a 136-basis point reduction in time deposits mostly offset by $272.2 million average balance growth in total deposits, resulting in a net increase of $249.3 million in average interest-bearing liabilities when comparing the second quarter of 2025 to the same period last year.
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Net interest margin increased 55-basis points to 3.64% for the second quarter of 2025, compared to 3.09% for the same period last year.

Net interest income increased $11.5 million, or 20.4%, for the six months ended June 30, 2025, compared to the same period last year. For the six months ended June 30, 2025, net interest income was increased by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $9.3 million for the six-months ended June 30, 2025, compared to the same period last year, attributed to average interest-earning assets increasing $237.1 million coupled with a 15-basis point increase in asset yield.
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Interest expense decreased $2.2 million for the six months ended June 30, 2025, compared to the same period last year. This was due to a 106-basis point reduction in higher costing FHLB borrowings coupled with a 125-basis point drop in time deposits, mostly offset by $262.5 million average balance growth in deposits, resulting in a net increase of $267.6 million in average interest-bearing liabilities when comparing the six-months ended June 30, 2025, to the same period last year.
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Net interest margin increased 41-basis points to 3.57% for the six months ended June 30, 2025, compared to 3.16% for the same period last year.

Credit

Provision for credit losses (including provision for unfunded commitments) decreased $0.7 million for the second quarter of 2025 to $1.0 million compared to $1.7 million for the same period last year, and decreased $0.6 million compared to $1.6 million in the first quarter of 2025.

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Civista recorded net charge-offs of $1.0 million for the second quarter of 2025 compared to net charge-offs of $0.7 million for the same period of 2024, and $0.6 million in the first quarter of 2025.

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The allowance for credit losses to loans ratio was 1.28% at June 30, 2025, compared to 1.30% at March 31, 2025, and 1.29% at December 31, 2024.

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Non-performing assets at June 30, 2025, were $23.2 million, a decrease of $8.0 million or 25.7%, from March 31, 2025. The non-performing assets to assets ratio was 0.55% at June 30, 2025, and 0.75% at March 31, 2025. The decrease was primarily related to a loan pay-off occurring within the second quarter of 2025.

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The allowance for credit losses to non-performing loans increased to 176.1% at June 30, 2025, from 120.8% at December 31, 2024.

Noninterest Income

Noninterest income totaled $6.6 million, a decrease of $3.8 million or 36.5%, when compared to the same period last year. In the second quarter of 2025, noninterest income was reduced by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Net gain/(loss) on equity securities decreased $0.1 million for the second quarter of 2025, compared to the same period last year, resulting from market valuation adjustments.
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Lease revenue and residual income decreased $3.0 million for the second quarter of 2025 compared to the same period last year, mainly due to stronger lease originations in 2024 coupled with a one-time non-recurring adjustment aforementioned above.
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Other income decreased $0.6 million for the second quarter of 2025 compared to the same period last year, primarily related to lower fee revenue from CLF.

Noninterest income totaled $14.4 million, a decrease of $4.2 million or 22.5%, when compared to the same period last year. For the six months ended June 30, 2025, noninterest income was reduced by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Net gain on sale of loans decreased $0.3 million for the six months ended June 30, 2025, compared to the same period last year, resulting from timing of selling loans.
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Lease revenue and residual income decreased $2.8 million for the six months ended June 30, 2025, compared to the same period last year, due to stronger lease originations in 2024 coupled with a one-time non-recurring adjustment aforementioned above.
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Other income decreased $1.3 million for the six month ended June 30, 2025, compared to the same period last year, primarily related to lower fee revenue from the leasing division.

Noninterest Expense

Noninterest expense totaled $27.5 million, a decrease of $0.9 million or 3.2%, when compared to the same period last year. In the second quarter of 2025, noninterest expense was reduced by $0.3 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Compensation expense decreased $0.7 million for the second quarter of 2025 compared to the same period last year, primarily due to fewer employees and an increase in the deferral of salaries and wages related to the loan originations in the second quarter of 2025.
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The quarter-to-date average number of full-time equivalent ("FTE") employees was 526 at June 30, 2025, compared with an average number of 537 for the same period in 2024.
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Professional fees increased $0.5 million for the second quarter of 2025 compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
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Equipment expense decreased $0.7 million for the second quarter of 2025 compared to the same period last year, due to normal equipment depreciation as well as decreases in equipment expense related to operating lease contracts.
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The efficiency ratio was 64.5% for the quarter ended June 30, 2025, compared to 72.6% for the same period last year. The change in the efficiency ratio is primarily due to a 3.2% decrease in noninterest expenses, a 25.5% increase in net interest income, partially offset by a 36.5% decrease in noninterest income.

Noninterest expense totaled $54.6 million, a decrease of $1.2 million or 2.2%, when compared to the same period last year. For the six months ended June 30, 2025, noninterest expense was reduced by $0.3 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Compensation expense decreased $2.1 million for the six months ended June 30, 2025 compared to the same period last year, primarily due to fewer employees, and an increase in the deferral of salaries and wages related to the loan originations as well as lower employee benefits costs in the first six months of 2025.
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The year-to-date average number of FTE employees was 523 at June 30, 2025, compared with an average number of 538 for the same period in 2024.
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Professional fees increased $1.5 million for the six months ended June 30, 2025, compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
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Equipment expense decreased $1.1 million for the six months ended June 30, 2025, compared to the same period last year, due to normal equipment depreciation as well as decreases in equipment expense related to operating lease contracts.
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The efficiency ratio was 64.7% for the six months ended June 30, 2025, compared to 72.4% for the same period last year. The change in the efficiency ratio is primarily due to a 2.2% decrease in noninterest expenses, a 20.4% increase in net interest income, partially offset by a 22.5% decrease in noninterest income.

Taxes

Civista’s effective income tax rate for the second quarter of 2025 was 14.6% compared to 12.6% for the same period last year, and 14.8% for the first quarter of 2025.

Civista’s effective income tax rate for the six months ended June 30, 2025, was 14.7% compared to 12.1% in the same period last year.

Capital

Total shareholders’ equity at June 30, 2025, totaled $404.1 million, an increase of $6.7 million from March 31, 2025, and $15.6 million from December 31, 2024. This resulted from an increase of $15.9 million in retained earnings, partially offset by a reduction in accumulated other comprehensive loss of $0.7 million from December 31,2024.

Civista did not repurchase any shares in the second quarter of 2025 as the current repurchase plan is set to expire in April 2026. In January 2025, Civista liquidated 8,182 shares held by employees, at $20.39 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Recent Developments

July 10, 2025, Civista Bancshares, Inc. announced the signing of a definitive merger agreement pursuant to which Civista will acquire The Farmers Savings Bank.

July 10, 2025, Civista Bancshares, Inc. announced an underwritten public offering of its common stock, including an overallotment option. The offering totaled 3,788,238 shares at a price of $21.25 per share, raising approximately $80,500,058.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the second quarter of 2025 at 1:00 p.m. ET on Thursday, July 24, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. second quarter 2025 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.2 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended June 30,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,136,091	$49,972	6.39%	$2,964,377	$44,946	6.10%
Taxable securities ***	404,104	3,751	3.42%	351,497	3,070	3.11%
Non-taxable securities ***	277,931	2,338	3.88%	288,128	2,372	3.87%
Interest-bearing deposits in other banks	23,243	210	3.61%	15,807	205	5.22%
Total interest-earning assets ***	$3,841,369	$56,271	5.84%	$3,619,809	$50,593	5.58%
Noninterest-earning assets:
Cash and due from financial institutions	40,329			32,564
Premises and equipment, net	44,687			53,654
Accrued interest receivable	13,919			13,230
Intangible assets	132,887			134,473
Bank owned life insurance	63,302			61,871
Other assets	59,948			65,818
Less allowance for loan losses	(40,546)			(39,190)
Total Assets	$4,155,895			$3,942,229

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,551,856	$5,632	1.46%	$1,339,503	$3,054	0.92%
Time	986,644	9,926	4.04%	926,831	12,451	5.40%
Short-term FHLB borrowings	412,545	4,603	4.48%	440,670	6,078	5.55%
Long-term FHLB borrowings	1,260	8	2.57%	2,031	12	2.38%
Other borrowings	5,874	123	8.40%	-	-	0.00%
Subordinated debentures	104,145	1,165	4.49%	103,999	1,247	4.83%
Total interest-bearing liabilities	$3,062,324	$21,457	2.81%	$2,813,034	$22,842	3.27%
Noninterest-bearing deposits	652,092			703,046
Other liabilities	40,564			60,365
Shareholders' equity	400,915			365,784
Total Liabilities and Shareholders' Equity	$4,155,895			$3,942,229

Net interest income and interest rate spread		$34,814	3.03%		$27,751	2.31%

Net interest margin ***			3.64%			3.09%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $622 thousand and $631 thousand for the periods ended June 30, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $64.1 million and $69.4 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Six Months Ended June 30,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,117,867	$97,618	6.31%	$2,922,204	$89,431	6.15%
Taxable securities ***	400,518	7,306	3.37%	351,156	6,004	3.06%
Non-taxable securities ***	282,183	4,678	3.90%	291,758	4,747	3.86%
Interest-bearing deposits in other banks	21,081	402	3.84%	21,062	539	5.15%
Total interest-earning assets ***	$3,821,649	$110,004	5.78%	$3,586,180	$100,721	5.62%
Noninterest-earning assets:
Cash and due from financial institutions	41,758			31,123
Premises and equipment, net	45,541			54,317
Accrued interest receivable	13,744			12,977
Intangible assets	133,076			134,672
Bank owned life insurance	63,110			61,664
Other assets	59,271			62,414
Less allowance for loan losses	(40,252)			(38,273)
Total Assets	$4,137,897			$3,905,074

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,565,328	$11,360	1.46%	$1,361,364	$7,039	1.04%
Time	973,202	19,914	4.13%	914,637	24,452	5.38%
Short-term FHLB borrowings	384,224	8,532	4.48%	384,679	10,593	5.54%
Long-term FHLB borrowings	1,334	17	2.57%	2,153	25	2.34%
Other borrowings	6,150	268	8.78%	-	-	0.00%
Subordinated debentures	104,124	2,326	4.50%	103,978	2,489	4.81%
Total interest-bearing liabilities	$3,034,362	$42,417	2.82%	$2,766,811	$44,598	3.24%
Noninterest-bearing deposits	661,382			707,806
Other liabilities	43,174			62,331
Shareholders' equity	398,979			368,126
Total Liabilities and Shareholders' Equity	$4,137,897			$3,905,074

Net interest income and interest rate spread		$67,587	2.96%		$56,123	2.38%

Net interest margin ***			3.57%			3.16%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $1.2 million and $1.3 million for the periods ended June 30, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - 2025 and 2024 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $61.6 million and $64.3 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Noninterest income
(unaudited - dollars in thousands)	Three months ended June 30,
	2025	2024	$ Change	% Change
Service charges	$1,564	$1,488	$76	5.1%
Net gain (loss) on equity securities	(74)	74	(148)	-200.0%
Net gain on sale of loans and leases	841	888	(47)	-5.3%
ATM/Interchange fees	1,418	1,416	2	0.1%
Wealth management fees	1,325	1,337	(12)	-0.9%
Lease revenue and residual income	525	3,529	(3,004)	-85.1%
Bank owned life insurance	386	367	19	5.2%
Swap fees	53	65	(12)	-18.5%
Other	551	1,213	(662)	-54.6%
Total noninterest income	$6,589	$10,377	$(3,788)	-36.5%

Noninterest income
(unaudited - dollars in thousands)	Six months ended June 30,
	2025	2024	$ Change	% Change
Service charges	$3,088	$2,928	$160	5.5%
Net gain (loss) on equity securities	(103)	(67)	(36)	-53.7%
Net gain on sale of loans and leases	1,445	1,751	(306)	-17.5%
ATM/Interchange fees	2,744	2,799	(55)	-2.0%
Wealth management fees	2,665	2,613	52	2.0%
Lease revenue and residual income	2,421	5,203	(2,782)	-53.5%
Bank owned life insurance	773	717	56	7.8%
Swap fees	125	122	3	2.5%
Other	1,291	2,568	(1,277)	-49.7%
Total noninterest income	$14,449	$18,634	$(4,185)	-22.5%

Noninterest expense
(unaudited - dollars in thousands)	Three months ended June 30,
	2025	2024	$ Change	% Change
Compensation expense	$15,011	$15,740	$(729)	-4.6%
Net occupancy Expense	1,419	1,298	121	9.3%
Contracted data processing	536	559	(23)	-4.1%
FDIC Assessment	689	548	141	25.7%
State franchise tax	634	479	155	32.4%
Professional services	1,798	1,249	549	44.0%
Equipment expense	1,764	2,434	(670)	-27.5%
Amortization of core deposit intangible	338	366	(28)	-7.7%
ATM/Interchange expense	683	632	51	8.1%
Marketing	289	445	(156)	-35.1%
Software maintenance expense	1,294	1,176	118	10.0%
Other	3,027	3,463	(436)	-12.6%
Total noninterest expense	$27,482	$28,389	$(907)	-3.2%

Noninterest expense
(unaudited - dollars in thousands)	Six months ended June 30,
	2025	2024	$ Change	% Change
Compensation expense	$29,054	$31,197	$(2,143)	-6.9%
Net occupancy expense	3,053	2,666	387	14.5%
Contracted data processing	1,103	1,104	(1)	-0.1%
FDIC Assessment	1,562	1,032	530	51.4%
State franchise tax	1,160	964	196	20.3%
Professional services	3,888	2,398	1,490	62.1%
Equipment expense	3,867	4,969	(1,102)	-22.2%
Amortization of core deposit intangible	670	757	(87)	-11.5%
ATM/Interchange expense	1,263	1,257	6	0.5%
Marketing	585	924	(339)	-36.7%
Software maintenance expense	2,571	2,365	206	8.7%
Other	5,832	6,198	(366)	-5.9%
Total noninterest expense	$54,608	$55,831	$(1,223)	-2.2%

End of period loan and lease balances
(unaudited - dollars in thousands)
	June 30,	December 31,
	2025	2024	$ Change	% Change
Commercial and Agriculture	$338,598	$328,488	$10,110	3.1%
Commercial Real Estate:
Owner Occupied	378,248	374,367	3,881	1.0%
Non-owner Occupied	1,263,612	1,225,991	37,621	3.1%
Residential Real Estate	815,408	763,869	51,539	6.7%
Real Estate Construction	277,643	305,992	(28,349)	-9.3%
Farm Real Estate	23,866	23,035	831	3.6%
Lease financing receivable	42,758	46,900	(4,142)	-8.8%
Consumer and Other	10,991	12,588	(1,597)	-12.7%
Total Loans	$3,151,124	$3,081,230	$69,894	2.3%

End of period deposit balances
(unaudited - dollars in thousands)
	June 30,	December 31,
	2025	2024	$ Change	% Change
Noninterest-bearing demand	$647,609	$695,094	$(47,485)	-6.8%
Interest-bearing demand	433,089	419,583	13,506	3.2%
Savings and money market	1,100,660	1,126,974	(26,314)	-2.3%
Time deposits	560,702	469,954	90,748	19.3%
Brokered deposits	454,147	500,265	(46,118)	-9.2%
Total Deposits	$3,196,207	$3,211,870	$(15,663)	-0.5%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended June 30,
	2025	2024
Beginning of period	$40,284	$38,849
Charge-offs	(1,092)	(887)
Recoveries	92	157
Provision	1,171	1,800
End of period	$40,455	$39,919

Allowance for Credit Losses
(dollars in thousands)
	Six months ended June 30,
	2025	2024
Beginning of period	$39,669	$37,160
Charge-offs	(2,068)	(1,538)
Recoveries	435	455
Provision	2,419	3,842
End of period	$40,455	$39,919

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended June 30,
	2025	2024
Beginning of period	$3,699	$3,851
Provision	(146)	(145)
End of period	$3,553	$3,706

Allowance for Unfunded Commitments
(dollars in thousands)
	Six months ended June 30,
	2025	2024
Beginning of period	$3,380	$3,901
Provision	173	(195)
End of period	$3,553	$3,706

(dollars in thousands)	June 30,	December 31,
	2025	2024
Non-accrual loans	$22,742	$30,950
Restructured loans	7	1,677
90+ Days Past Due, Still Accruing	223	225
Total non-performing loans	22,972	32,852
Other Real Estate Owned	209	-
Total non-performing assets	$23,181	$32,852

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Interest income	$56,271	$50,593	$110,004	$100,721
Interest expense	21,457	22,842	42,417	44,598
Net interest income	34,814	27,751	67,587	56,123
Provision for credit losses	1,171	1,800	2,419	3,842
Provision for unfunded commitments	(146)	(145)	173	(195)
Net interest income after provision	33,789	26,096	64,995	52,476
Noninterest income	6,589	10,377	14,449	18,634
Noninterest expense	27,482	28,389	54,608	55,831
Income before taxes	12,896	8,084	24,836	15,279
Income tax expense	1,881	1,020	3,653	1,855
Net income	11,015	7,064	21,183	13,424
Preferred stock dividends	-	-	-	-
Net income available
to common shareholders	$11,015	$7,064	$21,183	$13,424

Dividends paid per common share	$0.17	$0.16	$0.34	$0.32

Earnings per common share
Basic
Net income	$11,015	$7,064	$21,183	$13,424
Less allocation of earnings and
dividends to participating securities	45	266	72	492
Net income available to common
shareholders - basic	$10,970	$6,798	$21,111	$12,932
Weighted average common shares outstanding	15,524,490	15,729,049	15,506,750	15,712,499
Less average participating securities	96,692	591,712	81,784	576,528
Weighted average number of shares outstanding
used to calculate basic earnings per share	15,427,798	15,137,337	15,424,966	15,135,971

Earnings per common share
Basic	$0.71	$0.45	$1.37	$0.85
Diluted	$0.71	$0.45	$1.37	$0.85

Selected financial ratios:
Return on average assets	1.06%	0.72%	1.03%	0.69%
Return on average equity	11.02%	7.77%	10.71%	7.33%
Dividend payout ratio	23.96%	35.63%	24.89%	37.46%
Net interest margin (tax equivalent)	3.64%	3.09%	3.57%	3.16%
Effective tax rate	14.59%	12.62%	14.71%	12.10%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Cash and due from financial institutions	$73,858	$63,155
Investment in time deposits	715	1,450
Investment securities	645,228	650,488
Loans held for sale	10,733	665
Loans	3,151,124	3,081,230
Less: allowance for credit losses	(40,455)	(39,669)
Net loans	3,110,669	3,041,561
Other securities	36,195	30,352
Premises and equipment, net	42,922	47,166
Goodwill and other intangibles	132,631	133,403
Bank owned life insurance	63,555	62,783
Other assets	69,363	67,446
Total assets	$4,185,869	$4,098,469

Total deposits	$3,196,207	$3,211,870
Short-term Federal Home Loan Bank advances	433,500	339,000
Long-term Federal Home Loan Bank advances	1,103	1,501
Subordinated debentures	104,172	104,089
Other borrowings	5,379	6,293
Accrued expenses and other liabilities	41,371	47,214
Total liabilities	3,781,732	3,709,967
Common shares	312,589	312,037
Retained earnings	221,321	205,408
Treasury shares	(75,753)	(75,586)
Accumulated other comprehensive loss	(54,020)	(53,357)
Total shareholders' equity	404,137	388,502
Total liabilities and shareholders' equity	$4,185,869	$4,098,469

Shares outstanding at period end	15,529,342	15,487,667
Book value per share	$20.13	$20.15
Equity to asset ratio	7.47%	7.61%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.29%
Non-performing assets to total assets	0.55%	0.80%
Allowance for credit losses to non-performing loans	176.11%	120.75%

Non-performing asset analysis
Nonaccrual loans	$22,742	$30,950
Restructured loans	7	1,677
Other real estate owned	209	-
90+ Days Past Due, Still Accruing	223	225
Total	$23,181	$32,852

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of Period Balances	2025	2025	2024	2024	2024

Assets
Cash and due from banks	$73,858	$90,456	$63,155	$74,662	$55,760
Investment in time deposits	715	960	1,450	1,450	1,450
Investment securities	645,228	648,537	650,488	629,113	611,866
Loans held for sale	10,733	4,324	665	8,299	5,369
Loans and leases	3,151,124	3,104,036	3,081,230	3,043,946	3,014,996
Allowance for credit losses	(40,455)	(40,284)	(39,669)	(41,268)	(39,919)
Net Loans	3,110,669	3,063,752	3,041,561	3,002,678	2,975,077
Other securities	36,195	32,592	30,352	32,633	37,615
Premises and equipment, net	42,922	45,107	47,166	49,967	52,142
Goodwill and other intangibles	132,631	133,026	133,403	133,829	134,227
Bank owned life insurance	63,555	63,170	62,783	62,912	63,367
Other assets	69,363	64,793	67,446	65,880	75,041
Total Assets	$4,185,869	$4,146,717	$4,098,469	$4,061,423	$4,011,914

Liabilities
Total deposits	$3,196,207	$3,238,888	$3,211,870	$3,223,732	$2,977,616
Federal Home Loan Bank advances - short term	433,500	360,000	339,000	287,047	500,500
Federal Home Loan Bank advances - long term	1,103	1,355	1,501	1,598	1,841
Subordinated debentures	104,172	104,130	104,089	104,067	104,026
Other borrowings	5,379	6,140	6,293	6,319	7,156
Accrued expenses and other liabilities	41,371	38,770	47,214	44,222	46,967
Total liabilities	3,781,732	3,749,283	3,709,967	3,666,985	3,638,106

Shareholders' Equity
Common shares	312,589	312,192	312,037	311,901	311,529
Retained earnings	221,321	212,944	205,408	198,034	192,186
Treasury shares	(75,753)	(75,753)	(75,586)	(75,586)	(75,574)
Accumulated other comprehensive loss	(54,020)	(51,949)	(53,357)	(39,911)	(54,333)
Total shareholders' equity	404,137	397,434	388,502	394,438	373,808

Total Liabilities and Shareholders' Equity	$4,185,869	$4,146,717	$4,098,469	$4,061,423	$4,011,914

Shares outstanding at period end	15,529,342	15,519,072	15,487,667	15,736,528	15,737,222

Book value per share	$20.13	$20.12	$20.15	$25.07	$23.75
Equity to asset ratio	7.47%	7.53%	7.61%	9.71%	9.32%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.30%	1.29%	1.36%	1.32%
Non-performing assets to total assets	0.55%	0.75%	0.80%	0.45%	0.43%
Allowance for credit losses to non-performing loans	176.11%	129.99%	120.75%	227.36%	233.47%

Non-performing asset analysis
Nonaccrual loans	$22,742	$30,989	$30,950	$16,488	$15,209
Restructured loans	7	-	1,677	1,663	1,889
90+ Days Past Due, Still Accruing	223	146	225	-	-
Other real estate owned	209	209	-	61	-
Total	$23,181	$31,344	$32,852	$18,212	$17,098

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
Quarterly Average Balances	2025	2025	2024	2024	2024
Assets:
Earning assets	$3,841,369	$3,801,709	$3,738,607	$3,705,866	$3,619,809
Securities	682,035	683,374	655,556	654,838	639,625
Loans	3,136,091	3,099,440	3,061,991	3,031,884	2,964,377
Liabilities and Shareholders' Equity
Total deposits	$3,190,592	$3,209,277	$3,285,485	$3,092,583	$2,969,380
Interest-bearing deposits	2,538,500	2,538,561	2,582,652	2,405,219	2,266,334
Other interest-bearing liabilities	523,824	461,100	320,225	493,759	546,700
Total shareholders' equity	400,915	397,021	391,591	381,392	365,784

Supplemental Financial Information
(Unaudited - dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of period loan and lease balances	2025	2025	2024	2024	2024
Commercial and Agriculture	$338,598	$330,627	$328,488	$304,639	$318,499
Commercial Real Estate:
Owner Occupied	378,248	378,095	374,367	375,751	377,308
Non-owner Occupied	1,263,612	1,246,025	1,225,991	1,205,453	1,213,341
Residential Real Estate	815,408	773,349	763,869	751,825	729,213
Real Estate Construction	277,643	297,589	305,992	318,063	283,446
Farm Real Estate	23,866	22,399	23,035	24,122	24,376
Lease financing receivable	42,758	44,570	46,900	49,453	53,461
Consumer and Other	10,991	11,382	12,588	14,640	15,352
Total Loans	$3,151,124	$3,104,036	$3,081,230	$3,043,946	$3,014,996

Supplemental Financial Information
(Unaudited - dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of period deposit balances	2025	2025	2024	2024	2024
Noninterest-bearing demand	$647,609	$648,683	$695,094	$686,316	$691,203
Interest-bearing demand	433,089	467,601	419,583	420,333	409,848
Savings and money market	1,100,660	1,146,480	1,126,974	1,111,771	940,312
Time deposits	560,702	515,910	469,954	456,973	418,047
Brokered deposits	454,147	460,214	500,265	548,339	518,207
Total Deposits	$3,196,207	$3,238,888	$3,211,870	$3,223,732	$2,977,617

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Income statement	2025	2025	2024	2024	2024

Total interest and dividend income	$56,271	$53,733	$53,233	$52,741	$50,593
Total interest expense	21,457	20,960	21,878	23,508	22,842
Net interest income	34,814	32,773	31,355	29,233	27,751
Provision for credit losses	1,171	1,248	697	1,346	1,800
Provision for unfunded commitments	(146)	319	(1)	(325)	(145)
Noninterest income	6,589	7,860	9,015	10,099	10,377
Noninterest expense	27,482	27,126	28,296	28,394	28,389
Income before taxes	12,896	11,940	11,378	9,917	8,084
Income tax expense	1,881	1,772	1,485	1,551	1,020
Net income	$11,015	$10,168	$9,893	$8,366	$7,064
Preferred stock dividends	-	-	-	-	-
Net income available to common shareholders	$11,015	$10,168	$9,893	$8,366	$7,064

Per share data

Earnings per common share
Basic
Net income	$11,015	$10,168	$9,893	$8,366	$7,064
Less allocation of earnings and
dividends to participating securities	45	44	213	177	153
Net income available to common shareholders - basic	$10,970	$10,124	$9,680	$8,189	$6,911

Weighted average common shares outstanding	15,524,490	15,488,813	15,734,243	15,736,966	15,729,049
Less average participating securities	96,692	66,711	339,626	332,531	341,567
Weighted average number of shares outstanding used to calculate basic earnings per share	15,427,798	15,422,102	15,394,617	15,404,435	15,387,482

Earnings per common share
Basic	$0.71	$0.66	$0.63	$0.53	$0.45
Diluted	$0.71	$0.66	$0.63	$0.53	$0.45

Common shares dividend paid	$2,638	$2,636	$2,518	$2,518	$2,516

Dividends paid per common share	0.17	0.17	0.16	0.16	0.16

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected financial ratios	2025	2025	2024	2024	2024

Return on average assets	1.06%	1.00%	0.97%	0.83%	0.72%
Return on average equity	11.02%	10.39%	10.43%	8.73%	7.77%
Dividend payout ratio	23.96%	25.90%	25.45%	30.10%	35.63%
Net interest margin (tax equivalent)	3.64%	3.51%	3.36%	3.19%	3.09%
Effective tax rate	14.59%	14.84%	13.05%	15.63%	12.62%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Noninterest income	2025	2025	2024	2024	2024
Service charges	$1,564	$1,524	$1,591	$1,595	$1,488
Net gain (loss) on equity securities	(74)	(29)	96	223	74
Net gain on sale of loans and leases	841	604	1,259	1,427	888
ATM/Interchange fees	1,418	1,326	1,640	1,402	1,416
Wealth management fees	1,325	1,340	1,464	1,443	1,337
Lease revenue and residual income	525	1,896	1,280	2,428	3,529
Bank owned life insurance	386	387	771	717	367
Swap fees	53	72	66	43	65
Other	551	740	848	821	1,213
Total noninterest income	$6,589	$7,860	$9,015	$10,099	$10,377

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Noninterest expense	2025	2025	2024	2024	2024
Compensation expense	$15,011	$14,043	$14,899	$15,726	$15,740
Net occupancy Expense	1,419	1,634	1,138	1,293	1,298
Contracted data processing	536	567	508	636	559
FDIC Assessment	689	873	1,039	560	548
State franchise tax	634	526	608	480	479
Professional services	1,798	2,090	2,247	1,134	1,249
Equipment expense	1,764	2,103	2,240	2,345	2,434
Amortization of core deposit intangible	338	332	363	364	366
ATM/Interchange expense	683	580	671	616	632
Marketing	289	296	448	716	445
Software maintenance expense	1,294	1,277	1,376	1,203	1,176
Other	3,027	2,805	2,759	3,321	3,463
Total noninterest expense	$27,482	$27,126	$28,296	$28,394	$28,389

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset quality	2025	2025	2024	2024	2024

Allowance for credit losses:
Beginning of period	$40,284	$39,669	$41,268	$39,919	$38,849
Charge-offs	(1,092)	(976)	(2,335)	(42)	(887)
Recoveries	92	343	39	45	157
Provision	1,171	1,248	697	1,346	1,800
End of period	$40,455	$40,284	$39,669	$41,268	$39,919

Allowance for unfunded commitments:
Beginning of period	$3,699	$3,380	$3,381	$3,706	$3,851
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	(146)	319	(1)	(325)	(145)
End of period	$3,553	$3,699	$3,380	$3,381	$3,706

Ratios
Allowance to total loans	1.28%	1.30%	1.29%	1.36%	1.32%
Allowance to nonperforming assets	174.52%	129.12%	121.58%	226.60%	233.47%
Allowance to nonperforming loans	176.11%	129.99%	121.58%	227.36%	233.47%

Nonperforming assets
Non-accrual loans	$22,742	$30,989	$30,950	$16,488	$15,209
Restructured loans	7	-	1,677	1,633	1,889
90+ Days Past Due, Still Accruing	223	-	-	-	-
Total non-performing loans	22,972	30,989	32,627	18,121	17,098
Other Real Estate Owned	209	209	-	61	-
Total non-performing assets	$23,181	$31,198	$32,627	$18,182	$17,098

Capital and liquidity
Tier 1 leverage ratio	8.80%	8.66%	8.60%	8.45%	8.59%
Tier 1 risk-based capital ratio	11.18%	10.97%	10.47%	10.29%	10.63%

Total risk-based capital ratio	14.73%	14.53%	13.98%	13.81%	14.28%
Tangible common equity ratio (1)	6.70%	6.59%	6.43%	6.64%	6.19%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Tangible Common Equity
Total Shareholder's Equity - GAAP	$404,137	$397,434	$388,502	$394,438	$373,808
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	132,631	133,026	133,403	133,829	134,227
Tangible common equity (Non-GAAP)	$271,506	$264,408	$255,099	$260,609	$239,581

Total Shares Outstanding	15,529,342	15,519,072	15,487,667	15,736,528	15,737,222

Tangible book value per share	$17.48	$17.04	$16.47	$16.56	$15.25

Tangible Assets
Total Assets - GAAP	$4,185,869	$4,146,717	$4,098,469	$4,061,423	$4,011,914
Less: Goodwill and intangible assets	132,631	133,026	133,403	133,829	134,227
Tangible assets (Non-GAAP)	$4,053,238	$4,013,691	$3,965,066	$3,927,594	$3,877,687

Tangible common equity to tangible assets	6.70%	6.59%	6.43%	6.64%	6.19%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Efficiency ratio (non-GAAP):	2025	2025	2024	2024	2024

Noninterest expense (GAAP)	$27,482	$27,126	$28,296	$27,981	$28,555
Less: Amortization of intangible assets expense	339	332	363	363	366
Less: Acquisition related expenses	-	-	-	-	-
Noninterest expense (non-GAAP)	$27,143	$26,794	$27,933	$27,618	$28,189

Net interest income (GAAP)	$34,814	$32,773	$31,355	$29,233	$27,751
Plus: Taxable equivalent adjustment	621	622	627	630	631
Noninterest income (GAAP)	6,589	7,860	9,015	9,686	10,543
Less: Net gains (losses) on equity securities	(74)	(29)	96	223	74
Net interest income (FTE) plus noninterest income (non-GAAP)	$42,098	$41,284	$40,901	$39,326	$38,851

Efficiency ratio (non-GAAP)	64.5%	64.9%	68.3%	70.2%	72.6%

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended			Six Months Ended
	June 30, 2025			June 30, 2025
		Non-Recurring			Non-Recurring
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Interest income	$56,271	$1,621	$54,650	$110,004	$1,621	$108,383
Interest expense	21,457	-	21,457	42,417	-	42,417
Net interest income	34,814	1,621	33,193	67,587	1,621	65,966
Provision for credit losses	1,171	-	1,171	2,419	-	2,419
Provision for unfunded commitments	(146)	-	(146)	173	-	173
Net interest income after provision	33,789	1,621	32,168	64,995	1,621	63,374
Noninterest income	6,589	(1,044)	7,633	14,449	(1,044)	15,493
Noninterest expense	27,482	(311)	27,793	54,608	(311)	54,919
Income before taxes	12,896	888	12,008	24,836	888	23,948
Income tax expense	1,881	131	1,750	3,653	131	3,522
Net income	$11,015	$757	$10,258	$21,183	$757	$20,426

Non-recurring adjustments summary:

Second-Quarter 2025

The quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to our loan valuation resulting from a core system conversion during the second quarter of 2025, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis, and the release of a reserve established in the third-quarter of 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.